Exhibit 3.2

No. 11299879

The Companies Act 2006

Company Limited by Shares

ARTICLES OF ASSOCIATION

amended by special resolution passed on [•]

of

Arm Holdings plc

(incorporated on 9 April 2018 under the Companies Act 2006)

The Companies Act 2006

Company Limited by Shares

Articles of Association

amended by special resolution passed on [•]

of

Arm Holdings plc (the “Company”)

Preliminary

1	Default Articles not to apply

Neither the model articles for public companies contained or incorporated in Schedule 3 to the Companies (Model Articles) Regulations 2008 nor any other articles or regulations prescribing forms of articles which may apply to companies under the Legislation or any former enactment relating to companies shall apply to the Company.

2	Interpretation

In these Articles (if not inconsistent with the subject or context) the provisions of this Article 2 apply:

“address”	means any address or number (including, in the case of any Uncertificated Proxy Instruction, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website;

“Affiliate”	means, in relation to a company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company, provided that “Affiliates” of SBG shall include (i) investment funds managed by SBG’s Affiliates; and/or (ii) any investment fund consented to as an Affiliate by the Company. For the purposes of this definition, a reference to a “company” includes a body corporate and any partnership, LLC or similar corporate undertaking which is majority owned and controlled directly or indirectly by SBG;

“Annual General Meeting”	means a general meeting held as the Company’s annual general meeting in accordance with Section 336 of the Companies Act 2006;

“Appointed Number”	has the meaning given to it in Article 125.1;

“Appointed Proxy”	has the meaning given to it in Article 125.2;

“Approved Depositary”	means a custodian or some other person appointed in writing by the Directors whereby such custodian or other person holds or is interested in ordinary shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Directors for the purpose of these Articles;

“approved transfer”	has the meaning given to it in Article 64.8.2;

“call”	has the meaning given to it in Article 18;

“clear days”	in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“Companies Acts”	shall have the same meaning as in Section 2 of the Companies Act 2006 in so far as they apply to the Company;

“Company Communications Provisions”	shall have the same meaning as in Section 1143 of the Companies Act 2006;

“default shares”	has the meaning given to it in Article 64.2.1;

“Depositary Shares”	has the meaning given to it in Article 125.1;

“direction notice”	has the meaning given to it in Article 64.3;

“Directors”	means the directors of the Company, and “Director” means any of them;

“Dividend Record Date”	has the meaning given to it in Article 106.1;

“elected Ordinary shares”	has the meaning given to it in Article 111.7;

“electronic form”	shall have the same meaning as in the Company Communications Provisions;

“electronic general meeting”	has the meaning given to it in Article 42.2;

“electronic means”	shall have the same meaning as in the Company Communications Provisions;

“entitled members”	has the meaning given to it in Article 9.2.1;

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“First Adjourned Meeting”	has the meaning given to it in Article 79.2;

“General Meeting”	means any general meeting of the Company, including any general meeting held as the Company’s Annual General Meeting;

“hard copy form”	shall have the same meaning as in the Company Communications Provisions;

“holding company”	means a holding company within the meaning of Section 1159 of the Companies Act 2006;

“hybrid general meeting”	has the meaning given to it in Article 42.1;

“in writing”	means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;

“Independent”	means a person meeting the independence standards of the Nasdaq Global Select Market pursuant to Rule 5605(a)(2) of the Nasdaq Listing Rules or any successor provision thereto;

“Interested Directors”	has the meaning given to it in Article 85.2.2;

“Legislation”	means the Companies Acts, the Uncertificated Securities Rules and every other enactment for the time being in force concerning companies and affecting the Company;

“month”	means a calendar month;

“Nasdaq”	means the Nasdaq Stock Market LLC;

“Nominee”	means a member of the Company who holds ordinary shares in the Company as nominee for an Approved Depositary;

“Office”	means the registered office of the Company for the time being;

“Operator”	means Euroclear UK & Ireland Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Uncertificated Securities Rules;

“paid”	means paid or credited as paid;

“person entitled”	means, in relation to a share, a person entitled to that share by reason of the death or bankruptcy of a member or otherwise by operation of law;

“principal meeting place”	has the meaning given to it in Article 50.2;

“Proxy Register”	has the meaning given to it in Article 125.1;

“Record Date”	has the meaning given to it in Article 125.6.1;

“Register”	means the register of members of the Company;

“relevant system”	means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Uncertificated Securities Rules or other applicable regulations;

“satellite chair”	has the meaning given to it in Article 50.7;

“satellite meeting”	has the meaning given to it in Article 50.2;

“SBG”	means SoftBank Group Corp., a Japanese kabushiki kaisha;

“Scrip Shares”	has the meaning given to it in Article 111.1;

“Seal”	means the common seal of the Company;

“SEC”	means the United States Securities and Exchange Commission;

“Second Adjourned Meeting”	has the meaning given to it Article 79.2;

“Secretary”	means the secretary of the Company and any person appointed by the Directors to perform any of the duties of the secretary including, but not limited to, a joint, assistant or deputy secretary;

“Securities Act”	means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Securities Seal”	means an official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts;

“subsidiary”	means a subsidiary within the meaning of Section 1159 of the Companies Act 2006;

“these Articles”	means these Articles of Association as from time to time altered;

“Transfer Office”	means the place where the Register is situated for the time being;

“Uncertificated Proxy Instruction”	means a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to a participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system);

“Uncertificated Securities Rules”	means any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision (including the Uncertificated Securities Regulations 2001 as amended or replaced from time to time and any subordinate legislation or rules made under them for the time being in force);

“United Kingdom”	means the United Kingdom of Great Britain and Northern Ireland;

“working day”	means any day other than a Saturday, Sunday, or other day on which commercial banks in New York and/or London are authorised or required by law to remain closed; and

“year”	means calendar year.

2.1

Any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares except where the contrary is expressly provided.

2.2

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.3	References to an Article are to a numbered paragraph of these Articles.

2.4	The words “including” and “include” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.5

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

2.6

References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the Uncertificated Securities Rules.

2.7	Subject to Article 29.2, the provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders.

2.8	References to a person being present at a General Meeting include a person present by corporate representative.

2.9

Except as provided above, any words or expressions defined in the Companies Acts or the Uncertificated Securities Rules shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

3	Liability of members

The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

Shares

4	Shares and special rights

4.1

Subject to the provisions of the Legislation and to any rights attached to any existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Directors may determine.

4.2

The Company may issue any shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder and the Directors may determine the terms, conditions and manner of redemption of any such shares.

5	Directors’ powers to allot securities and to sell treasury shares

5.1

Subject to the provisions of the Legislation, these Articles and any resolution of the Company, the Directors may allot shares in the Company and grant rights to subscribe for, or to convert any security into, shares to such persons, at such times and on such terms, including as to the ability of such persons to assign their rights to be issued such shares, as they think proper.

5.2

The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 551 of the Companies Act 2006 to exercise for each Allotment Period all the powers of the Company to allot shares, and to grant rights to subscribe for, or to convert any security into, shares, of an aggregate nominal amount up to the Section 551 Amount. By such authority the Directors may, during the Allotment Period, make offers or agreements which would or might require shares to be allotted, or rights to be granted, after the expiry of such period.

5.3

During each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in Article 5.2 and to sell treasury shares wholly for cash:

5.3.1	in connection with a pre-emptive offer; and

5.3.2	otherwise than in connection with a pre-emptive offer, up to an aggregate nominal amount equal to the Section 561 Amount,

as if Section 561(1) of the Companies Act 2006 did not apply to any such allotment or sale. Under such power the Directors may, during the Allotment Period, make offers or agreements which would or might require equity securities to be allotted after the expiry of such period.

5.4	For the purposes of this Article:

5.4.1	“Allotment Period” means any period specified as such by the Relevant Ordinary Resolution;

5.4.2	“Section 551 Amount” means the amount specified as such by the Relevant Ordinary Resolution;

5.4.3	“equity securities”, “ordinary shares” and references to the allotment of equity securities shall have the same meanings as in Section 560 of the Companies Act 2006;

5.4.4	“Section 561 Amount” means the amount specified as such in the Relevant Special Resolution;

5.4.5

“pre-emptive offer” means an offer of equity securities open for acceptance for a period fixed by the Directors to (a) holders (other than the Company) on the Register on a record date fixed by the Directors of ordinary shares in proportion to their respective holdings and (b) other persons so entitled by virtue of the rights attaching to any other securities held by them, but subject in both cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates or legal, regulatory or practical problems in, or under the laws of, any territory;

5.4.6	“Relevant Ordinary Resolution” means, at any time, the most recently passed resolution varying, renewing or further renewing the authority conferred by Article 5.2;

5.4.7	“Relevant Special Resolution” means, at any time, the most recently passed special resolution renewing or further renewing the power conferred by Article 5.3; and

5.4.8

in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such securities shall be taken to be the nominal amount of the shares which may be allotted pursuant to such rights.

6	Commissions on issue of shares

Subject to the Legislation, the Company may pay a commission to any person who: (i) subscribes or agrees to subscribe for shares; or (ii) procures or agrees to procure subscriptions for shares, in each case either conditionally or unconditionally. Such payment may be in cash, by allotting fully or partly paid shares or other securities, or partly in one way and partly in the other.

7	Reduction of capital

The Company may by special resolution reduce its share capital, share premium account, capital redemption reserve or redenomination reserve in any way permitted by the Legislation.

8	Fractions arising on consolidation or subdivision

8.1

Whenever as a result of a subdivision or consolidation of shares any members would become entitled to fractions of a share, the Directors shall have power to deal with any such fractions as they see fit. In particular, without limitation, the Directors may:

8.1.1	sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Legislation, the Company);

8.1.2	distribute the net proceeds of sale in due proportion among those members; and

8.1.3	authorise any person to execute an instrument to transfer the shares to the purchaser or its nominee.

8.2	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with this Article 8.

8.3	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.

8.4

Where any member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Directors, that member’s portion may at the Directors’ discretion be distributed to an organisation which is a charity for the purposes of the laws of England and Wales.

9	Capitalisation of profits and reserves

9.1	If so authorised by an ordinary resolution, the Directors may:

9.1.1	capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve); and

9.1.2	capitalise any sum standing to the credit of the profit and loss account that is not required for payment of any preferential dividend.

9.2	Unless the ordinary resolution passed in accordance with Article 9.1 states otherwise the Directors shall set aside such capitalised sum:

9.2.1	for the holders of shares (“entitled members”); and

9.2.2

in proportion to the number of shares held by them on the date that the resolution is passed in accordance with Article 9.1 or such other date as set out in or calculated in accordance with such resolution, or in such other proportions as stated, or fixed as stated, in the resolution.

9.3

The Directors may apply such capitalised sum in paying up new shares (or, subject to any special rights previously conferred on any shares or class of shares, new shares of any other class). The Company shall then allot such shares credited as fully paid to the entitled members or as they may direct. For the purposes of this Article 9.3, unless the ordinary resolution passed in accordance with Article 9.1 provides otherwise, if the Company holds treasury shares on the date determined in accordance with Article 9.2.2:

9.3.1	it shall be treated as an entitled member; and

9.3.2	all shares held by it as treasury shares shall be included in determining the proportions in which the capitalised sum is set aside.

9.4	To the extent a capitalised sum is appropriated from profits available for distribution it may also be applied:

9.4.1	in or towards paying up any amounts unpaid on existing shares held by the entitled members; or

9.4.2	in paying up new debentures of the Company which are then allotted credited as fully paid to the entitled members or as they may direct; or

9.4.3	a combination of the two.

9.5	The Directors may:

9.5.1

make such provisions as they think fit for any fractional entitlements which might arise on a capitalisation (including to disregard such fractional entitlements or for the benefit of them to accrue to the Company); and

9.5.2

authorise any person to enter into an agreement with the Company on behalf of all of the entitled members in relation to the issue of shares or debentures pursuant to this Article 9. Any agreement made under such authority shall be binding on the entitled members.

10	Only absolute interests recognised

Except as required by law and these Articles, the Company is not obliged to recognise any person as holding any share upon any trust nor any other right in respect of any share, except the holder’s absolute right to the share and the rights attaching to it.

Share Certificates

11	Issue of share certificates

11.1

The Company shall issue a share certificate to every person whose name is entered in the Register in respect of shares in certificated form, except where the Legislation allows the Company not to issue a certificate.

11.2	Subject to Article 13, the Company shall issue share certificates without charge.

11.3	The Company shall issue certificates within the time limit prescribed by the Legislation or, if earlier, within any time limit specified in the terms of the shares or under which they were issued.

11.4

Where shares are held jointly by several persons, the Company is not required to issue more than one certificate in respect of those shares, and delivery of a certificate to one joint holder shall be sufficient delivery to them all.

11.5	Each certificate must be in respect of one class of shares only. If a member holds more than one class of shares, separate certificates must be issued to that member in respect of each class.

12	Form of share certificate

12.1

Every share certificate may be executed by the Company by affixing the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) or otherwise in any manner permitted by the Legislation. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means, or may be printed on them.

12.2	Every share certificate shall specify the number and class of shares to which it relates, the nominal value of those shares, the amount paid up on them and any distinguishing numbers assigned to them.

13	Replacement of share certificates

13.1

A member who has separate certificates in respect of shares of one class may request in writing that it be replaced with a consolidated certificate. The Company may comply with such request at its discretion.

13.2

A member who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as he may specify. The Company may comply with such request at its discretion.

13.3	If a share certificate is damaged or defaced, or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request.

13.4	No new certificate will be issued pursuant to this Article 13 unless the relevant member has:

13.4.1	first delivered the old certificate or certificates to the Company for cancellation; or

13.4.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

13.4.3	paid such reasonable fee as the Directors may decide.

13.5	In the case of shares held jointly by several persons, any request pursuant to this Article 13 may be made by any one of the joint holders.

14	Consolidated and balance share certificates

14.1	If a member’s holding of shares of a particular class increases, the Company must issue that member with either:

14.1.1	a consolidated certificate in respect of all of the shares of that class held by that member; or

14.1.2	a separate certificate in respect of only the number of shares of that class by which that member’s holding has increased.

14.2

If some only of the shares comprised in a share certificate are transferred, or the member’s holding of those shares is otherwise reduced, the Company shall issue a new certificate for the balance of such shares.

14.3	No new certificate will be issued pursuant to this Article 14 unless the relevant member has:

14.3.1	first delivered any old certificate or certificates that represent any of the same shares to the Company for cancellation; or

14.3.2	complied with such conditions as to evidence and indemnity as the Directors may think fit and paid such reasonable fee as the Directors may decide.

Shares not held in Certificated Form

15	Uncertificated shares

15.1	In this Article 15, “the relevant rules” means:

15.1.1	any applicable provision of the Legislation about the holding, evidencing of title to, or transfer of shares other than in certificated form; and

15.1.2	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

15.2	The provisions of this Article 15 have effect subject to the relevant rules.

15.3	To the extent any provision of these Articles is inconsistent with the applicable relevant rules, it must be disregarded.

15.4	Any share or class of shares of the Company may be issued or held on such terms, or in such a way, that:

15.4.1	title to it or them is not, or must not be, evidenced by a certificate; or

15.4.2	it or they may or must be transferred wholly or partly without a certificate.

15.5	The Directors have power to take such steps as they think fit in relation to:

15.5.1	the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);

15.5.2	any records relating to the holding of uncertificated shares;

15.5.3	the conversion of certificated shares into uncertificated shares; or

15.5.4	the conversion of uncertificated shares into certificated shares.

15.6	The Company may by notice to the holder of a share require that share:

15.6.1	if it is uncertificated, to be converted into certificated form; and

15.6.2	if it is certificated, to be converted into uncertificated form,

to enable it to be dealt with in accordance with these Articles.

15.7	If:

15.7.1	these Articles give the Directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and

15.7.2	uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument,

the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

15.8

The Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it. This may include converting such share to certificated form.

15.9	Unless the Directors resolve otherwise, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

15.10	A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

15.11

The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

Calls on Shares

16	Sums due on shares

16.1

For the purposes of these Articles, any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment, or at any fixed date, shall be deemed to be a call duly made and payable on the date on which it is payable.

16.2

In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

17	Power to differentiate between holders

On the allotment of shares, the Directors may provide that the amount of calls to be paid on those shares and the times of payment are different for different holders of those shares.

18	Calls

18.1

Subject to the terms of allotment of the shares, the Directors may make a “call” by requiring a member to pay to the Company any money that is payable on the shares such member holds as at the date of the call.

18.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

18.3	Notice of a call must be given to the relevant member and may specify the time or times and place where payment is required to be made.

18.4	A call may be made payable by instalments.

18.5

A member must pay to the Company the amount called on his shares at the time or times and place specified, but is not required to do so until 14 clear days have passed since the notice of call was sent.

18.6	A call may be wholly or partly revoked or postponed at any time before payment of it is made, as the Directors may decide.

19	Liability for calls

19.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

19.2	A person on whom a call is made remains liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20	Interest on overdue amounts

20.1

If a sum called in respect of a share is not paid by the time it is due for payment, the member from whom the sum is due shall pay interest on the sum from the time payment was due to the time of actual payment at such rate as the Directors may decide (save that such rate may not exceed the Bank of England base rate by more than five per cent. per annum).

20.2	The Directors may waive payment of such interest wholly or in part at their discretion.

21	Payment of calls in advance

21.1

Any member may pay to the Company all or any part of the amount (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him. The Directors may accept or refuse such payment, as they think fit.

21.2	Any payment in advance of calls shall, to the extent of such payment, extinguish the liability upon the shares in respect of which it is made.

21.3	The Company may pay interest upon the money so received (until the same would but for such advance become payable) at such rate as the member paying such sum and the Directors may agree.

Forfeiture and Lien

22	Notice on failure to pay a call

22.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment, the Directors may at any time serve a notice in writing on him requiring payment of:

22.1.1	so much of the call or instalment as is due but unpaid;

22.1.2	any interest which may have accrued on the unpaid amount; and

22.1.3	any expenses incurred by the Company by reason of such non-payment.

22.2	The notice shall state:

22.2.1	a date (not being less than 14 clear days from the date of service of the notice) on or before which the payment is to be made;

22.2.2	the place where the payment is to be made; and

22.2.3	that in the event of non-payment the shares on which the call has been made will be liable to be forfeited.

23	Forfeiture for non-compliance

23.1

If the requirements of any notice given pursuant to Article 22 are not complied with and all calls and interest and expenses due in respect of such share remain unpaid, any share in respect of which such notice has been given may be forfeited by a resolution of the Directors to that effect.

23.2	Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.

23.3	The Directors may accept a surrender of any share liable to be forfeited pursuant to this Article 23.

23.4

When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.

24	Disposal of forfeited shares

24.1

A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to any person (including the person who was before such forfeiture or surrender the holder of that share or entitled to it) on such terms and in such manner as the Directors shall think fit.

24.2	At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be cancelled on such terms as the Directors think fit.

24.3

The Directors may authorise any person to transfer a forfeited or surrendered share pursuant to this Article 24 and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

25	Holder to remain liable despite forfeiture

25.1	A person whose shares have been forfeited or surrendered shall:

25.1.1	cease to be a member in respect of those shares;

25.1.2	in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares; and

25.1.3

remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares together with interest on such sum at such rate as the Directors may decide (not exceeding the Bank of England base rate by more than five per cent. per annum) from the date of forfeiture or surrender until the date of actual payment.

25.2

The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. They may also waive payment in whole or in part.

26	Lien on partly-paid shares

26.1

The Company shall have a lien on every share that is not fully-paid for all moneys in respect of the share’s nominal value, or any premium at which it was issued, that have not been paid to the Company and are payable immediately or at a fixed time in the future, whether or not a call has been made on such sums.

26.2

The Company’s lien over a share takes priority over the rights of any third party and extends to any dividends or other sums payable by the Company in respect of that share (including any sale proceeds if that share is sold by the Company pursuant to these Articles).

26.3	The Directors may waive any lien which has arisen and may resolve that any share shall be exempt wholly or partially from the provisions of this Article 26 for such period as the Directors decide.

27	Sale of shares subject to lien

27.1	The Company may sell, in such manner as the Directors decide, any share in respect of which an enforcement notice has been given if that notice has not been complied with.

27.2	An enforcement notice:

27.2.1	may only be given if a sum in respect of which the lien exists is due and has not been paid;

27.2.2	must specify the share concerned;

27.2.3	must require payment of the sum due on a date not less than 14 clear days from the date of the notice;

27.2.4	must be addressed to the holder of, or person entitled to, that share; and

27.2.5	must give notice of the Company’s intention to sell the share if the notice is not complied with.

27.3	For the purpose of giving effect to any such sale, the Directors may authorise any person to transfer the shares sold to the purchaser or its nominee.

27.4	The net proceeds of such sale (after payment of the costs of the sale and of enforcing the lien) shall be applied:

27.4.1	first, in or towards payment or satisfaction of the amount in respect of which the lien exists, to the extent that amount was due on the date of the enforcement notice; and

27.4.2	secondly, to the person entitled to the shares immediately prior to the sale, provided that:

(i)

that person has first delivered the certificate or certificates in respect of the shares sold to the Company for cancellation or complied with such conditions as to evidence and indemnity as the Directors may think fit; and

(ii)

the Company shall have a lien over such proceeds (equivalent to that which existed upon the shares prior to the sale) in respect of sums which become or became due after the date of the enforcement notice in respect of the shares sold.

27.5	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with these Articles.

27.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the forfeiture, surrender or sale proceedings.

28	Evidence of forfeiture

A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Subject to compliance with any other transfer formalities required by these Articles or by law, such declaration shall constitute a good title to the share.

Variation of Rights

29	Manner of variation of rights

29.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated:

29.1.1	with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class, excluding any shares held as treasury shares; or

29.1.2	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise),

and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

29.2

The provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders (with only such changes as are necessary), except that:

29.2.1	the necessary quorum at a separate meeting shall be two persons at least, holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

29.2.2	at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum;

29.2.3	any holder of shares of the class present in person or by proxy may demand a poll;

29.2.4	every such holder shall on a poll have one vote for every share of the class held by him; and

29.2.5	if a meeting is adjourned for any reason including a lack of quorum, the adjourned meeting may be held less than ten clear days after the original meeting notwithstanding Article 45.2.

29.3

The provisions of this Article 29 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated form a separate class, the special rights of which are to be varied.

30	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by their terms of issue, be deemed to be varied by:

30.1	the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them; or

30.2	the purchase or redemption by the Company of any of its own shares.

Transfer of Shares

31	Form of transfer

31.1	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors.

31.2	The instrument of transfer shall be signed by or on behalf of the transferor and, if any of the shares are not fully-paid shares, by or on behalf of the transferee.

31.3	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of those shares.

31.4	All instruments of transfer which are registered may be retained by the Company.

31.5

All transfers of shares which are in uncertificated form shall be effected by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

32	Right to refuse registration

32.1	The Directors may decline to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless:

32.1.1	it is for a share that is fully paid up;

32.1.2	it is for a share upon which the Company has no lien;

32.1.3	the instrument of transfer is in respect of only one class of share;

32.1.4	it is in favour of a single transferee or no more than four joint transferees; and

32.1.5

the instrument of transfer is lodged (duly stamped if required) at the Transfer Office accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the relevant share certificate(s) or such other evidence as the Directors may reasonably require to show the right of the transferor (or person renouncing) to make the transfer or, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so.

32.2

The Directors shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to, or for which depositary instruments representing such shares are admitted to, Nasdaq, on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in the shares of that class from taking place on an open and proper basis.

32.3	The Directors may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Rules and the relevant system.

33	No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

34	Branch register

If the Company transacts business in a country or territory referred to in Section 129 of the Companies Act 2006, it may arrange for a branch register of the members resident in that country or territory to be kept there.

Transmission of Shares

35	Persons entitled to shares on death

35.1	If a member dies the only persons the Company shall recognise as having any title to his interest in the shares shall be:

35.1.1	the survivors or survivor where the deceased was a joint holder; and

35.1.2	the executors or administrators of the deceased where he was a sole or only surviving holder.

35.2	Nothing in this Article 35 shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him.

36	Election by persons entitled by transmission

36.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may either:

36.1.1	be registered himself as holder of the share upon giving to the Company notice in writing to that effect; or

36.1.2	transfer such share to some other person,

upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share.

36.2

All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

36.3	A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:

36.3.1	procure that instructions are given by means of the relevant system to effect the transfer of such uncertificated share to that person; or

36.3.2	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person.

37	Rights of persons entitled by transmission

37.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law:

37.1.1

subject to Article 37.1.2, shall be entitled to the same dividends and other advantages as a registered holder of the share upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share; and

37.1.2	shall not be entitled to exercise any right in respect of the share in relation to General Meetings until he has been registered as a member in respect of the share.

37.2

A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 36.1.2 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the holder of that share.

38	Prior notices binding

If a notice is given to a member in respect of a share, a person entitled to that share is bound by the notice if it was given to the member before the name of the person entitled was entered into the Register.

Untraced Shareholders

39	Untraced shareholders

39.1	The Company shall be entitled to sell the shares of a member, or a person entitled to those shares, if and provided that:

39.1.1

during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 39.1.2 (or, if published on different dates, the first of them) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

39.1.2

the Company has given notice of its intention to sell such shares by sending a notice to the member at his address on the Register or other last known address given by the member and before sending such a notice to the member, the Company must have used reasonable efforts to trace the member or other person entitled to such shares, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the shares by advertisements in both: (i) a national daily newspaper published in the United Kingdom; and (ii) a newspaper circulating in the area in which the last known postal address of the member or other address for service notified to the Company is located;

39.1.3	during the period of three months following the publication of such advertisements the Company has received no communication from such member or person; and

39.1.4	the Company has given notice to Nasdaq or the SEC of its intention to make such sale, if shares of the class concerned, or depositary instruments representing such shares, are listed on Nasdaq.

39.2	If the Company is entitled to sell any shares pursuant to Article 39.1, it shall do so at the best price reasonably obtainable at the time of sale.

39.3

To give effect to any such sale of shares, the Company may appoint any person to transfer, as transferor, the relevant shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. In the case of shares in uncertificated form, the Directors may require or procure any relevant person or the Operator (as applicable) to convert the shares into certificated form prior to appointing any person to transfer, as transferor, the relevant shares.

39.4	For the purpose of giving effect to any such sale the Directors may authorise any person to transfer the shares sold to the purchaser or its nominee.

39.5	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with these Articles.

39.6

The net proceeds of such sale (after payment of the costs of the sale) shall belong to the Company. The Company shall be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt and no interest shall be payable in respect of it. The Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

General Meetings

40	Annual General Meetings

An Annual General Meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place or places (including partly or wholly by means of an electronic facility or facilities), date and time as may be decided by the Directors.

41	Convening of General Meetings

The Directors may, whenever they think fit, and shall on requisition in accordance with either the Legislation or any agreement in writing with an Approved Depositary, proceed to convene a General Meeting.

42	Attendance and Participation by Electronic Facilities

42.1

Without prejudice to Articles 42.2, 43 and 50, the Directors may resolve to enable persons entitled to attend and participate in a General Meeting to do so by simultaneous attendance and participation by means of an electronic facility or facilities (any such General Meeting being a “hybrid general meeting”), and may determine the means, or all different means, of attendance and participation used in relation to the General Meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Directors) shall be counted in the quorum for, and be entitled to participate in, the General Meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair of the General Meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to participate in the business of the meeting, hear all persons who speak at the meeting and be heard by all other persons attending and participating in the meeting.

42.2

Without prejudice to Articles 42.1, 43, and 50, the Directors may resolve to enable persons entitled to attend and participate in a General Meeting to do so by means of an electronic facility or facilities with no member necessarily in physical attendance (any such General Meeting being an “electronic general meeting”). The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Directors) shall be counted in the quorum for, and be entitled to participate in, the General Meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair of the General Meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting who are not present together at the same place are able to, by means of an electronic facility or facilities, attend, speak and vote at it.

Notice of General Meetings

43	Notice of General Meetings

43.1	Notices of General Meetings shall include all information required to be included by the Legislation.

43.2

Notice shall be given to all members other than members who are not entitled to receive such notices from the Company under the provisions of these Articles. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 clear days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

43.3

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The Directors may at their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day.

Proceedings at General Meetings

44	Chair

The Chair of the Directors shall preside as chair of any General Meeting at which he is present (as long as he is willing to do so). If he is not present or is unwilling, a Deputy Chair, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meeting, shall preside as chair. If no Director is present within 10 minutes after the time appointed for holding the meeting and willing to act as chair, a member present in person or by proxy may be elected to be the chair by a resolution of the Company passed at the meeting.

45	Requirement for Quorum

45.1

No business other than the appointment of a chair shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. A quorum shall be present if one or more members, present in person or by proxy, who together represent at least a majority of the voting rights of all of the members entitled to vote at the relevant meeting are present at the General Meeting. A General Meeting at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the members.

45.2

If within 15 minutes from the time appointed for a General Meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day, time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Directors may decide, provided that the adjourned meeting shall be held not less than ten clear days after the original General Meeting. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum and any notice of an adjourned meeting shall state this.

46	Adjournment

46.1	The chair of any General Meeting at which a quorum is present may adjourn the meeting if:

46.1.1	the members consent to an adjournment by passing an ordinary resolution;

46.1.2	the chair considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

46.1.3

the chair considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

46.2

If it appears to the chair of any General Meeting that the facilities at the principal meeting place or satellite meeting or an electronic facility or facilities or security at any General Meeting have become inadequate for the purposes referred to in Article 42 or Article 50 (as applicable), or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting, then the chair may, without the consent of the meeting, interrupt or adjourn the General Meeting.

46.3	The chair of any General Meeting at which a quorum is present must adjourn the meeting if requested to do so by the meeting.

46.4

If the chair of any General Meeting adjourns a meeting he may specify the time and place to which it is adjourned. Where a meeting is adjourned without specifying a new time and place, the time and place for the adjourned meeting shall be fixed by the Directors.

46.5	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

47	Notice of adjourned meeting

When a meeting is adjourned for 14 days or more or without specifying a new time, not less than seven clear days’ notice of the adjourned meeting shall be given in accordance with Article 43 (making such alterations as necessary). Otherwise, it shall not be necessary to give any such notice.

48	Amendments to resolutions

48.1	A special resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that no amendment may be made other than a mere clerical amendment to correct a patent error.

48.2	An ordinary resolution to be proposed at a General Meeting may be amended by ordinary resolution provided that:

48.2.1	in the opinion of the chair of the meeting, the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the Company; and

48.2.2

notice of the proposed amendment is given to the Company by a person entitled to vote at the General Meeting in question at least 48 working hours before the meeting or adjourned meeting (as the case may be).

48.3

With the consent of the chair of a General Meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

49	Security arrangements and orderly conduct

49.1

The Directors may put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a General Meeting and the orderly conduct of the meeting, including requiring attendees to submit to searches.

49.2	The Directors may refuse entry to, or remove from, a General Meeting any member, proxy or other person who fails to comply with such arrangements or restrictions.

49.3	The chair of a General Meeting may take such action as he thinks fit to maintain the proper and orderly conduct of the meeting.

49.4

If a General Meeting is held as a hybrid general meeting or an electronic general meeting, the Directors may put in place such arrangements or restrictions in connection with participation by such electronic facility or facilities, including any arrangement or restriction that is necessary to ensure the identification of those taking part and the security of the electronic facility or facilities and proportionate to the achievement of those objectives. In this respect, the Directors may authorise any voting application, system or facility for hybrid general meetings or electronic general meetings as they think fit.

50	Satellite meeting places

50.1	To facilitate the organisation and administration of any General Meeting, the Directors may decide that the meeting shall be held at two or more locations.

50.2

For the purposes of these Articles any General Meeting taking place at two or more locations shall be treated as taking place where the chair of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred to in these Articles as a “satellite meeting”.

50.3

A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

50.4	The Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

50.4.1	ensure that all members and proxies for members wishing to attend the meeting can do so;

50.4.2	ensure that all persons attending the meeting are able to participate in the business of the meeting and to hear anyone else addressing the meeting;

50.4.3	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

50.4.4	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

50.5

The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

50.6

If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the Chair may adjourn the meeting in accordance with Article 46.1.2. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

50.7

A person (a “satellite chair”) appointed by the Directors shall preside at each satellite meeting. Every satellite chair shall carry out all requests made of him by the chair of the General Meeting, may take such action as he thinks necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

Polls

51	Method of voting

51.1	Any resolution put to the vote at a General Meeting must be decided exclusively on a poll.

51.2	At General Meetings, resolutions shall be put to the vote by the chair of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person.

52	Procedure on a poll

52.1	A poll shall be taken in such manner (including by use of ballot or voting papers or electronic means, or any combination of means) as the chair of the meeting may direct.

52.2	The chair of the meeting may appoint scrutineers (who need not be members) and may decide how and when the result of the poll is to be declared.

52.3	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was due to be conducted.

53	Timing of poll

53.1

A poll on the choice of a chair or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chair may direct.

53.2

No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting. In any other case, at least seven days’ notice must be given specifying the time and place at which the poll is to be taken.

Votes of Members

54	Votes attaching to shares

54.1	Subject to Article 43.3 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any shares or any class of shares, at any General Meeting:

54.1.1	every member who is present in person or by proxy shall have one vote for every share of which he is the holder or in respect of which his appointment as proxy has been made; and

54.1.2	a member or proxy entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

54.2	A proxy shall not be entitled to vote where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

55	Votes of joint holders

In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names appear in the Register in respect of the share.

56	Validity and result of vote

No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chair of the meeting, whose decision shall be final and conclusive.

Proxies and Corporate Representatives

57	Appointment of proxies

57.1	A member is entitled to appoint a proxy to exercise all or any of his rights to attend and to speak and vote at a General Meeting.

57.2	A proxy need not be a member of the Company.

58	Multiple Proxies

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

59	Form of proxy

59.1	Subject to Article 59.2, the appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

59.1.1	in the case of an individual, must either be signed by the appointor or his attorney or authenticated in accordance with Article 118; and

59.1.2

in the case of a corporation, must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 118.

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 118 on behalf of the appointor by an attorney, the Company may treat that appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company.

59.2

Subject to the Companies Acts, the Directors may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as they consider fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of Article 59.1.

59.3	A proxy may also be appointed in accordance with Articles 125.2, 125.3 and 125.6.

60	Receipt of proxy

60.1	An instrument appointing a proxy shall:

60.1.1

in the case of an instrument of proxy in hard copy form, be delivered to the Transfer Office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting to which it relates;

60.1.2

in the case of an appointment of proxy sent by electronic means, be received at the electronic address specified in the notice convening the meeting, or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting to which it relates; and

60.1.3

in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the Directors may determine) before the time appointed for the taking of the poll, and in default shall not be treated as valid.

60.2	The Directors may at their discretion resolve that, in calculating the periods mentioned in Article 60.1, no account shall be taken of any part of any day that is not a working day.

60.3

In relation to any shares in uncertificated form, the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction and may permit any supplement to, or amendment or revocation of, any Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may prescribe the method of determining the time at which any Uncertificated Proxy Instruction is to be treated as received by the Company. The Directors may treat any Uncertificated Proxy Instruction purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

60.4

Unless the contrary is stated on the proxy form, the appointment of a proxy shall be as valid for any adjournment of a meeting as it is for the meeting to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the Directors.

61	Rights of proxy

Subject to the Legislation, a proxy (including, without limitation, an Appointed Proxy (as defined in Article 125.2)) shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed by a member) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote at, a General Meeting.

62	Termination of proxy’s authority

62.1

Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 62.2.

62.2

Any such notice of death, insanity, revocation or termination must be in writing and be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office) no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting or on the holding of the poll at which the rights of the proxy were exercised.

63	Corporations acting by representatives

Subject to the Legislation, any corporation which is a member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any General Meeting.

Default Shares

64	Restriction on voting in particular circumstances

64.1

Unless the Directors resolve otherwise, no member shall be entitled in respect of any share held by him to vote either personally or by proxy, or to exercise any other right conferred by membership in relation to General Meetings, if any call or other sum due from him to the Company in respect of that share remains unpaid.

64.2

If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the Company the information required by that notice, then (unless the Directors otherwise determine) in respect of:

64.2.1

the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

64.2.2	any other shares held by the member,

the member shall not (for so long as the default continues), nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 64.3.2), be entitled to attend or vote either personally or by proxy at a General Meeting or to exercise any other right conferred by membership in relation to General Meetings.

64.3

Where the default shares represent 0.25 per cent. or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice in writing (a “direction notice”) to such member direct that:

64.3.1

any dividend or part of a dividend (including shares to be issued in lieu of a dividend) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member; and/or

64.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not himself in default as regards supplying the information required; and

(ii)

the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares.

64.4

For the purposes of ensuring Article 64.3.2 can apply to all shares held by a member, the Company may in accordance with the Uncertificated Securities Rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

64.5

The Company shall send a copy of the direction notice to each other person appearing to be interested in the shares which are the subject of that direction notice, but the failure or omission by the Company to do so shall not invalidate such notice.

64.6

Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues. Any direction notice shall cease to have effect at such time as the Directors decide. Within a period of one week of the default being duly remedied, the Directors shall decide that the relevant direction notice shall cease to have effect and shall give written notice of that fact to the member as soon as reasonably practicable.

64.7	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 64.3.2.

64.8	For the purposes of this Article 64:

64.8.1

a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under Section 793 of the Companies Act 2006 and either: (i) the member has named such person as being so interested; or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

64.8.2	a transfer of shares is an “approved transfer” if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or

(ii)

the Directors are satisfied that the transfer is made pursuant to a genuine sale of the whole of the beneficial ownership of the shares to a party unconnected with the member, or with any person appearing to be interested in such shares, including any such sale made through Nasdaq or any other recognised investment exchange (as defined in Section 285 of the Financial Services and Markets Act 2000) or through a stock exchange on which the Company’s shares are normally traded. For the purposes of this Article 64, any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

64.9	The provisions of this Article 64 are in addition and without prejudice to the provisions of the Companies Acts.

Directors

65	Number of Directors

The number of Directors (other than any alternate Directors) shall not be less than two in number but shall not be subject to any maximum number, save that the Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of Directors.

66	Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

67	Directors’ fees

67.1

The ordinary remuneration of the Directors (which may take the form of cash, securities issued by the Company or such other form as the Directors shall decide) shall from time to time be determined by the Directors.

67.2

Such ordinary remuneration shall (unless otherwise provided by ordinary resolution) be divisible among the Directors as they may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to remuneration in proportion to the period during which he has held office.

68	Other remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chair or Deputy Chair whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

69	Directors’ expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or separate meetings of any class of members or debentures or otherwise in connection with the business of the Company.

70	Pensions and other benefits

70.1

The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

70.1.1	the Company;

70.1.2	any company which is or was a holding company or a subsidiary of the Company;

70.1.3	any company which is or was allied to or associated with the Company or a subsidiary or holding company of the Company; or

70.1.4	a predecessor in business of the Company or of any holding company or subsidiary of the Company.

70.2

The Directors may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 70.1 above. The Directors may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for their own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director.

71	Appointment of executive Directors

71.1

The Directors may from time to time appoint one or more of them to be the holder of any executive office (including, where considered appropriate, the office of Chair or Deputy Chair) on such terms and for such period as they may (subject to the provisions of the Legislation) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

71.2

The appointment of any Director to the office of Chair or Deputy Chair or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

71.3

The appointment of any Director to any other executive office shall not automatically terminate if he ceases to be a Director for any reason, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

72	Powers of executive Directors

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers. They may from time to time revoke, withdraw, alter or vary all or any of such delegated powers.

Appointment and Retirement of Directors

73	Election or appointment of additional Directors

The Company may by ordinary resolution elect, and the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but not so that the total number of Directors shall exceed the maximum number fixed by or in accordance with these Articles. Any person so appointed by the Directors shall retire at the next Annual General Meeting and shall then be eligible for re-election.

74	Retirement at Annual General Meetings

At the end of each Annual General Meeting, all the Directors holding office at the date that notice is sent of that Annual General Meeting shall retire from office except for any Director appointed by the Directors after notice of that Annual General Meeting has been given and before that Annual General Meeting has been held.

75	Re-election of retiring Director

75.1

Where a Director retires at an Annual General Meeting in accordance with Article 74 or otherwise, the Company may at the meeting by ordinary resolution fill the office being vacated by electing the retiring Director (if eligible for re-election). In the absence of such a resolution the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

75.1.1	where at such meeting a resolution for the re-election of such Director is put to the meeting and lost;

75.1.2	where such Director is ineligible for re-election or has given notice in writing to the Company that he is unwilling to be re-elected; or

75.1.3	where a resolution to elect such Director is void by reason of contravention of Section 160 of the Companies Act 2006.

75.2

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost. Accordingly, a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

76	Termination of office

76.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director is terminated if:

76.1.1	he becomes prohibited by law from acting as a Director or ceases to be a Director by virtue of any provision of the Companies Act 2006;

76.1.2	the Company has received notice of his resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

76.1.3

he has a bankruptcy order made against him, compounds with his creditors generally or applies to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to him in another country;

76.1.4

an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of another person (by whatever name called) to exercise powers with respect to his property or affairs;

76.1.5	he is absent from meetings of the Directors for six consecutive months without permission and the Directors have resolved that his office be vacated; or

76.1.6	notice of termination is served or deemed served on him and that notice is given by all his co-Directors for the time being.

76.2

If a Director holds an appointment to an executive office which automatically terminates on termination of his office as Director, his removal from office pursuant to this Article 76 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

77	Removal of Director by resolution of Company

In accordance with and subject to the provisions of the Legislation, the Company may remove any Director from office by ordinary resolution of which special notice has been given, and elect another person in place of a Director so removed from office. Such removal may take place notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but shall be without prejudice to any claim he may have for damages for breach of any such agreement. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

Meetings and Proceedings of Directors

78	Convening of meetings of Directors

78.1

Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time, any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors by giving notice to the other Directors. Notice need not be in writing and may be sent to any address provided by the Director.

78.2	Any Director may waive notice of any meeting and any such waiver may be retroactive.

78.3

The Directors, and any committee of the Directors, shall be deemed to meet together if they are in separate locations, but are linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other, and a quorum in that event shall be two Directors so linked (or such other number fixed from time to time by the Directors). Such a meeting shall be deemed to take place where the largest group of Directors participating is assembled or, if there is no such group, where the chair of the meeting then is.

79	Quorum

79.1

The quorum necessary for the transaction of business of the Directors shall be a majority of the Directors then in office who are entitled to vote on such transaction of business. A Director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

79.2

If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Directors present shall adjourn the meeting to a specified time and place not less than one day after the original date of the meeting. Notice of any such adjourned meeting (the “First Adjourned Meeting”) shall be given to all Directors. The quorum necessary for the transaction of business of the Directors at such First Adjourned Meeting shall be a majority of the Directors then in office who are entitled to vote on such transaction of business. If, however, a quorum is not present within half an hour of the time appointed for the First Adjourned Meeting or if a quorum ceases to be present during the course of the First Adjourned Meeting, then the Directors present shall adjourn the meeting to a specified time and place not less than one day after the date of the First Adjourned Meeting. Notice of such second adjourned meeting (the “Second Adjourned Meeting”) shall be given to all Directors. The quorum necessary for the transaction of business of the Directors at such Second Adjourned Meeting and any subsequent adjournment of such meeting shall be three Directors then in office who are entitled to vote on such transaction of business, two of whom shall be Independent.

80	Chair

80.1

The Directors may elect from their number a Chair and a Deputy Chair (or two or more Deputy Chairs) and decide the period for which each is to hold office. If no Chair or Deputy Chair has been appointed, or if at any meeting of the Directors no Chair or Deputy Chair is present within 10 minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting.

80.2

If at any time there is more than one Deputy Chair the right, in the absence of the Chair, to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairs present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

81	No casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chair of the meeting shall not have a second or casting vote.

82	Number of Directors below minimum

If and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may only: (i) act for the purpose of appointing such number of additional Directors as is required to meet the minimum or of summoning General Meetings; and (ii) perform such other duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations. If no Directors or Director is able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

83	Directors’ written resolutions

83.1	Any Director may, and the Secretary at the request of a Director shall, propose a written resolution by giving written notice to the other Directors.

83.2	A Directors’ written resolution is adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:

83.2.1	signed one or more copies of it; or

83.2.2	otherwise indicated their agreement to it in writing.

83.3	A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.

83.4	Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with these Articles.

84	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.

Directors’ Interests

85	Authorisation of Directors’ interests

85.1

For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

85.2	Authorisation of a matter under this Article 85 shall be effective only if:

85.2.1

the matter in question shall have been proposed in writing for consideration at a meeting of the Directors, in accordance with the Directors’ normal procedures or in such other manner as the Directors may resolve;

85.2.2

any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

85.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

85.3	Any authorisation of a matter under this Article 85 may:

85.3.1	extend to any actual or potential conflict of interest which may arise out of the matter so authorised;

85.3.2	be subject to such conditions or limitations as the Directors may resolve, whether at the time such authorisation is given or subsequently; and

85.3.3	be terminated by the Directors at any time;

and a Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

85.4

A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article 85 and any contract, transaction or arrangement relating to such a matter shall not be liable to be avoided on the grounds of any such benefit.

85.5	This Article 85 does not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

86	Permitted Interests

86.1	Subject to compliance with Article 86.2, a Director, notwithstanding his office, may have an interest of the following kind:

86.1.1

where a Director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company (as defined below);

86.1.2

where a Director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

86.1.3

where the Director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not he or it is remunerated for such work;

86.1.4

where a Director is or becomes a director or officer of any other body corporate in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as director or officer of that other body corporate;

86.1.5	where a Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

86.1.6	where a Director has an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware; or

86.1.7	where a Director has any other interest authorised by ordinary resolution. No authorisation under Article 85 shall be necessary in respect of any such interest.

86.2

A Director shall declare the nature and extent of any interest permitted under Article 86.1, and not falling with Article 86.3, at a meeting of the Directors or in such other manner as the Directors may resolve.

86.3	No declaration of an interest shall be required by a Director in relation to an interest:

86.3.1	falling within Article 86.1.5 or Article 86.1.6;

86.3.2

if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

86.3.3

if, or to the extent that, it concerns the terms of his service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

86.4

A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 86.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

86.5	For the purposes of this Article 86, “Relevant Company” shall mean:

86.5.1	the Company;

86.5.2	an Affiliate of the Company;

86.5.3	any body corporate promoted by the Company; or

86.5.4	any body corporate in which the Company is otherwise interested.

87	Restrictions on quorum and voting

87.1

Save as provided in this Article 87 or as otherwise permitted pursuant to the Company’s related party transaction policy (as may be amended from time to time), and whether or not the interest is one which is authorised pursuant to Article 85 or permitted under Article 86, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a Director in respect of a matter where he is not entitled to vote shall be disregarded.

87.2	A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which he is not entitled to vote.

87.3

Subject to the provisions of the Legislation, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

87.3.1	in which he has an interest of which he is not aware;

87.3.2	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

87.3.3	in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

87.3.4

which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of: (i) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries; or (ii) a debt or other obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

87.3.5

concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries: (i) in which offer he is or may be entitled to participate as a holder of securities; or (ii) in the underwriting or sub- underwriting of which he is to participate;

87.3.6

concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

87.3.7

relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiaries which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

87.3.8	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

87.3.9	concerning the giving of indemnities in favour of Directors;

87.3.10

concerning the funding of expenditure by any Director or Directors on: (i) defending criminal, civil or regulatory proceedings or action against him or them; (ii) in connection with an application to the court for relief; or (iii) defending him or them in any regulatory investigations;

87.3.11	concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 87.3.10; and

87.3.12	in respect of which his interest, or the interest of Directors generally, has been authorised by ordinary resolution.

87.4

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under Article 87.1) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms of his own appointment.

87.5

If a question arises at any time as to whether any interest of a Director prevents him from voting, or being counted in the quorum, under this Article 87, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chair of the meeting, whose ruling in relation to any Director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the chair of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chair of the meeting (so far as it is known to him) has not been fairly disclosed to the Directors.

88	Confidential information

88.1

Subject to Article 88.2, if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

88.1.1	to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

88.1.2	otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.

88.2

Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 88.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 85 or falls within Article 86.

88.3

This Article 88 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 88.

89	Directors’ interests—general

89.1	For the purposes of Articles 85 to 89 a person is connected with a Director if that person is connected for the purposes of Section 252 of the Companies Act 2006.

89.2

Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question.

89.3	The Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 85 to 89.

Powers of Directors

90	General powers

The Directors shall manage the business and affairs of the Company and may exercise all powers of the Company other than those that are required by the Legislation or by these Articles to be exercised by the Company in General Meeting.

91	Provision for employees on cessation or transfer of business

The Directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director, former Director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

92	Bank mandates

The Directors may by resolution authorise such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorisation from time to time by resolution.

93	Borrowing powers

93.1	Subject to these Articles and to the provisions of the Legislation, the Directors may exercise all the powers of the Company to:

93.1.1	borrow money;

93.1.2	indemnify and guarantee;

93.1.3	mortgage or charge all or any part or parts of its undertaking, property and assets (present and future) and uncalled capital;

93.1.4	create and issue debentures and other securities; and

93.1.5	give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Delegation of Powers

94	Appointment and constitution of committees

94.1

The Directors may delegate any of their powers or discretions (including all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to such person (who need not be a Director) or committee (comprising any number of persons, who need not be Directors) and in such manner as they think fit. Any such delegation may be either collaterally with or to the exclusion of their own powers and the Directors may revoke or alter the terms of any such delegation. Any such person or committee shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them.

94.2

Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of such power or discretion by any person or committee to whom it has been delegated.

94.3

The Directors may make regulations in relation to the proceedings of committees or sub- committees. Subject to any such regulations, the meetings and proceedings of any committee or sub-committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors (with such amendments as are necessary).

95	Local boards and managers

95.1	The Directors may establish any local boards or appoint managers or agents to manage any of the affairs of the Company, either in the United Kingdom or elsewhere, and may:

95.1.1	appoint any persons to be managers or agents or members of such local boards, and may fix their remuneration;

95.1.2	delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate;

95.1.3	remove any person so appointed, and may annul or vary any such delegation; and

95.1.4	authorise the members of any local boards, or any of them, to fill any vacancies on such boards, and to act notwithstanding vacancies.

95.2	Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit.

96	Appointment of attorney

96.1

The Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.

96.2	Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit.

96.3	The Directors may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Alternate Directors

97	Alternate Directors

97.1

Any Director may at any time appoint any person (including another Director) to be his alternate Director and may at any time terminate such appointment. Such appointment or termination of appointment must be made by notice in writing signed by the Director concerned and deposited at the Office or delivered at a meeting of the Directors. Unless previously approved by the Directors or unless the appointee is another Director, the appointment of an alternate shall have effect only once it has been approved.

97.2	The appointment of an alternate Director shall terminate:

97.2.1	on the happening of any event referred to in Article 76.1.1, 76.1.3 or 76.1.4 in relation to that alternate Director; or

97.2.2	if his appointor ceases to be a Director, otherwise than by retirement at a General Meeting at which he is re-elected.

97.3

An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meetings to perform all functions of his appointor as a Director. For the purposes of the proceedings at such meetings, the provisions of these Articles shall apply as if he (instead of his appointor) were a Director.

97.4

If an alternate is himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum.

97.5

If his appointor is for the time being temporarily unable to act through ill health or disability, an alternate’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.

97.6

This Article 97 shall also apply (with such changes as are necessary) to such extent as the Directors may from time to time resolve to any meeting of any committee of the Directors of which the appointor of an alternate director is a member.

97.7

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if he were a Director.

97.8

An alternate shall not be entitled to receive remuneration from the Company in respect of his appointment as alternate Director except to the extent his appointor directs the Company by written notice to pay to the alternate some of the remuneration otherwise payable to that Director.

Secretary

98	Secretary

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

The Seal

99	The Seal

99.1

The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

99.2

Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors or by a Director or other person authorised for the purpose by the Directors in the presence of a witness.

99.3	The Company may exercise the powers conferred by the Legislation with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

99.4	Any instrument signed by:

99.4.1	one Director and the Secretary; or

99.4.2	by two Directors; or

99.4.3	by a Director in the presence of a witness who attests the signature,

and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

Authentication of Documents

100	Authentication of documents

100.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

100.1.1	any document affecting the constitution of the Company;

100.1.2	any resolution passed at a General Meeting or at a meeting of the Directors or any committee; and

100.1.3	any book, record, document or account relating to the business of the Company,

and to certify copies or extracts as true copies or extracts.

100.2

Where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of it shall be deemed to be a person appointed by the Directors for the purpose of Article 100.1.

100.3

A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Dividends

101	Declaration of final dividends

101.1	The Company may by ordinary resolution declare final dividends.

101.2	No dividend shall be declared unless it has been recommended by the Directors and does not exceed the amount recommended by the Directors.

102	Fixed and interim dividends

102.1	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may:

102.1.1	pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the dates prescribed for the payment of such dividends; and

102.1.2	pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

102.2

Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any fixed or interim dividend on any other class of shares having rights ranking after or equal with those shares.

103	Distribution in specie

103.1

Without prejudice to Article 101, the Directors may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend may be satisfied in whole or in part by the transfer of specific assets of equivalent value (including paid-up shares or debentures of any other company).

103.2	Where any difficulty arises in regard to such distribution, the Directors may make such arrangements as they think fit, including:

103.2.1	issuing fractional certificates;

103.2.2	fixing the value of any of the assets to be transferred;

103.2.3	paying cash to any member on the basis of the value fixed for the assets in order to adjust the rights of members; and

103.2.4	vesting any assets in trustees.

104	Ranking of shares for dividend

104.1	Unless and to the extent that the rights attached to any shares or the terms of issue of those shares provide otherwise, all dividends shall be:

104.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

104.1.2	apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

104.2	If the terms of issue of a share provide that it ranks for dividends as from a particular date, then that share will rank for dividends as from that date.

104.3	For the purposes of this Article 104, no amount paid on a share in advance of the date on which such payment is due shall be treated as paid on the share.

105	Manner of payment of dividends

105.1	Any dividend or other sum payable on or in respect of a share shall be paid to:

105.1.1	the holder of that share;

105.1.2	if the share is held by more than one person, whichever of the joint holders’ names appears first in the Register;

105.1.3	if the member is no longer entitled to the share, the person or persons entitled to it; or

105.1.4	such other person or persons as the member (or, in the case of joint holders of a share, all of them) may direct,

and such person shall be the “payee” for the purpose of this Article 105.

105.2	Such dividend or other sum may be paid:

105.2.1	by cheque sent by post to the payee or, where there is more than one payee, to any one of them at the address shown in the Register or such address as that person notifies the Company in writing;

105.2.2	by bank transfer to such account as the payee or payees shall in writing direct;

105.2.3

(if so authorised by the holder of shares in uncertificated form in such manner as the Company shall from time to time consider sufficient) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system); or

105.2.4	by such other method of payment as the payee or payees and the Directors may agree.

105.3

Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may select. The Directors may decide how any costs involved in the currency conversion are to be met.

105.4

Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

106	Record date for dividends

106.1

Any resolution for the declaration or payment of a dividend on shares of any class may specify that the dividend shall be payable to the persons registered as the holders of such shares at a specified time on a particular date (the “Dividend Record Date”).

106.2

If no Dividend Record Date is specified then, unless the terms of issue of the shares in question provide otherwise, the dividend shall be paid by reference to each member’s holding of shares at close of business on the date of the ordinary resolution (in the case of a final dividend) or board resolution (in the case of an interim dividend) approving the payment of that dividend.

106.3	The Dividend Record Date may be a date prior to that on which the resolution is passed.

107	No interest on dividends

The Company shall not pay interest on any dividend or other sum payable on or in respect of a share unless the terms of issue of that share or the provisions of any agreement between the Company and the holder of that share provide otherwise.

108	Retention of dividends

108.1

The Directors may retain all or part of any dividend or other sum payable on or in respect of a share on which the Company has a lien in respect of which the Directors are entitled to issue an enforcement notice.

108.2	The Company shall apply any amounts retained pursuant to Article 108.1 in or towards satisfaction of the moneys payable to the Company in respect of that share.

108.3	The Company shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

108.4	The Directors may retain the dividends payable upon shares:

108.4.1	in respect of which any person is entitled to become a member pursuant to Article 36 until such person shall become a member in respect of such shares; or

108.4.2	which any person is entitled to transfer pursuant to Article 36 until such person has transferred those shares.

109	Unclaimed dividend

109.1

The Company may cease to send any cheque or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

109.2	Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed.

109.3	The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of that amount.

109.4

If a dividend remains unclaimed after a period of 12 years from the date on which it was declared or became due for payment the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum.

110	Waiver of dividend

A shareholder or other person entitled to a dividend may waive it in whole or in part. The waiver of any dividend shall be effective only if such waiver is in writing and signed or authenticated in accordance with Article 118 by the shareholder or the person entitled to the dividend and delivered to the Company.

Scrip Dividends

111	Scrip dividends

111.1	The Directors may offer to ordinary shareholders the right to elect to receive an allotment of new ordinary shares (“Scrip Shares”) credited as fully paid in lieu of the whole or part of a dividend.

111.2

The Directors shall not allot Scrip Shares unless so authorised by ordinary resolution. Such a resolution may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution. Such period may not be longer than five years from the date of the resolution.

111.3

The Directors may, without the need for any further ordinary resolution, offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the next Annual General Meeting.

111.4	The Directors may offer such rights of election to shareholders either:

111.4.1	in respect of the next dividend proposed to be paid; or

111.4.2

in respect of that dividend and all subsequent dividends, until such time as the election is revoked or the authority given pursuant to Article 111.2 expires without being renewed (whichever is the earlier).

111.5

The number of the Scrip Shares to be allotted in lieu of any amount of dividend shall be decided by the Directors and shall be such whole number of ordinary shares as have a relevant value equal to or as near as possible to but in no event greater than such amount. For such purpose, the “relevant value” of an ordinary share shall be the average of the middle market quotations of an ordinary share or a depositary instrument representing such ordinary share, on Nasdaq (or any other publication of a recognised investment exchange showing quotations for the ordinary shares), for the day on which the shares or depositary instrument are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as the Directors may determine on such basis as they consider to be fair and reasonable. No fraction of an ordinary share shall be allotted. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

111.6

If the Directors resolve to offer a right of election, they shall give written notice of such right to the ordinary shareholders specifying the procedures to be followed in order to exercise such right. No notice need be given to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid.

111.7

If a member has elected to receive Scrip Shares in place of a dividend, that dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on ordinary shares in respect of which the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”). In place of such dividend, the following provisions shall apply:

111.7.1	such number of Scrip Shares as are calculated in accordance with Article 111.5 shall be allotted to the holders of the elected Ordinary Shares;

111.7.2

unless the Directors decide otherwise or the Uncertificated Securities Rules require otherwise, if the elected Ordinary Shares are in uncertificated form on the Record Date then the Scrip Shares shall be issued as uncertificated shares;

111.7.3	if the elected Ordinary Shares are in certificated form on the Record Date then the Scrip Shares shall be issued as certificated shares;

111.7.4

the Directors shall capitalise in accordance with the provisions of Article 9 a sum equal to the aggregate nominal amount of the Scrip Shares to be allotted and shall apply that sum in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares; and

111.7.5	the Scrip Shares allotted shall rank equally in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend.

111.8

No fraction of an ordinary share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including that the whole or part of the benefit of those fractions accrues to the Company or that the fractional entitlements are accrued and/or retained on behalf of any ordinary shareholder.

111.9

The Directors may exclude from any offer or make other arrangements in relation to any holders of shares where the Directors consider that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares.

111.10

In relation to any particular proposed dividend, the Directors may in their absolute discretion resolve and shall so resolve if the Company has insufficient reserves or otherwise does not have the necessary authorities or approvals to issue new ordinary shares:

111.10.1	that shareholders shall not be entitled to make any election to receive shares in place of a cash dividend and that any election previously made shall not extend to such dividend; or

111.10.2

at any time prior to the allotment of the ordinary shares which would otherwise be allotted in lieu of that dividend, that all elections to take shares shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

Accounts

112	Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Legislation shall be kept at the Office, or at such other place as the Directors think fit. No person shall have any right simply by virtue of being a member to inspect any account or book or document of the Company except as conferred by the Legislation or ordered by a court of competent jurisdiction or authorised by the Directors.

Communications with Members

113	Service of notices

113.1

The Company may, subject to and in accordance with the Legislation and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website.

113.2

The Company Communications Provisions have effect, subject to the provisions of Articles 113 to 115, for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.

113.3

Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where first class mail is not employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

113.4

Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient on the day on which the electronic communication was sent by or on behalf of the Company, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

113.5

Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

113.6

The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

113.7	The provisions of this Article 113 shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

114	Communication with joint holders

114.1

Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

114.2

If more than one joint holder gives instructions or notifications to the Company pursuant to these Articles then, save where these Articles specifically provide otherwise, the Company shall only recognise the instructions or notifications of whichever of the joint holders’ names appears first in the Register.

114.3

Any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

114.4	The provisions of this Article 114 shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

114.5

If two or more persons are registered as joint holders of any share or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give instructions to the Company and give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

115	Deceased and bankrupt members

115.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

115.1.1	such evidence as the Directors may reasonably require to show his title to the share; and

115.1.2	an address at which notices may be sent or supplied to such person.

115.2	Subject to complying with Article 115.1, such a person shall be entitled to:

115.2.1

have sent or supplied to him at such address any notice, document or information to which the relevant member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested in the share (whether jointly with or as claiming through or under him); and

115.2.2

give instructions or notifications to the Company pursuant to these Articles in relation to the relevant shares and the Company may treat such instruction or notification as duly given by all persons interested in the share (whether jointly with or as claiming through or under him).

115.3

Unless a person entitled to the share has complied with Article 115.1, any notice, document or information sent or supplied to the address of any member pursuant to these Articles shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder. This Article shall apply notwithstanding even if such member is dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation.

115.4	The provisions of this Article 115 shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a member.

116	Failure to supply address

116.1

Subject to the Legislation, the Company shall not be required to send notices, documents or information to a member who (having no registered address within the United Kingdom) has not supplied to the Company either a postal address within the United Kingdom or an electronic address for the service of notices.

116.2

If the Company sends more than one document to a member on separate occasions during a 12-month period and each of them is returned undelivered then that member will not be entitled to receive notices from the Company until he has supplied a new postal or electronic address for the service of notices.

117	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been given to all members entitled to receive such notice in hard copy form if such notice is advertised in at least one national newspaper and such notice shall be deemed to have been given on the day when the advertisement appears. In any such case, the Company shall: (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof; and (ii) send confirmatory copies of the notice by post to such members if at least seven days prior to the meeting the posting of notices again becomes practicable.

118	Signature or authentication of documents sent by electronic means

Where these Articles require a notice or other document to be signed or authenticated by a member or other person, then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

119	Statutory provisions as to notices

Nothing in any of Articles 113 to 118 shall affect any provision of the Legislation that requires or permits any particular notice, document or information to be sent or supplied in any particular manner.

Winding Up

120	Directors’ power to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

Destruction of Documents

121	Destruction of documents

121.1	The Company may destroy:

121.1.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration;

121.1.2	all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording of them;

121.1.3	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation; and

121.1.4	all proxy appointments from one year after the end of the meeting to which the appointment relates.

121.2	It shall conclusively be presumed in favour of the Company that:

121.2.1	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

121.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

121.2.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

121.2.4	every other document mentioned in this Article 121 so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

121.3	The provisions of this Article 121:

121.3.1	shall apply only to the destruction of a document in good faith and without notice of any claim to which the document might be relevant; and

121.3.2

shall not be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than provided by this Article 121 or in any other circumstances, which would not attach to the Company in the absence of this Article 121.

121.4

Any document referred to in this Article 121 may, subject to the Legislation, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically or by any other means) has been made and is retained until the end of the relevant period.

121.5	References in this Article 121 to the destruction of any document include references to its disposal in any manner.

Directors’ Liabilities

122	Indemnity

122.1	So far as may be permitted by the Legislation every Relevant Officer shall be indemnified by the Company out of its own funds against:

122.1.1

any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company, other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and

122.1.2

any other liability incurred by or attaching to him in relation to or in connection with his duties, powers or office, including in connection with the activities of the Company or an Associated Company in its capacity as a trustee of an occupational pension scheme, other than any liability of the kind referred to in Section 235(3) of the Companies Act 2006.

122.2

Where a Relevant Officer is indemnified against any liability in accordance with this Article 122, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

122.3	In this Article 122:

122.3.1	“Associated Company” shall have the same meaning as in Section 256 of the Companies Act 2006; and

122.3.2

“Relevant Officer” means a Director or other officer or former Director or other officer of the Company or of an Associated Company of the Company, but excluding in each case any person engaged by the Company (or Associated Company) as auditor (whether or not he is also a Director or other officer), to the extent he acts in his capacity as auditor.

123	Insurance

123.1	Without prejudice to Article 122, the Directors shall have power to purchase and maintain insurance for or for the benefit of:

123.1.1	any person who is or was at any time a Director or Secretary of any Relevant Company (as defined in Article 123.2); or

123.1.2

any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including insurance against any liability (including all costs, charges, losses and expenses in relation to such liability) incurred by or attaching to him in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

123.2	For the purpose of Article 123.1, “Relevant Company” shall mean:

123.2.1	the Company;

123.2.2	any holding company of the Company;

123.2.3

any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

123.2.4	any subsidiary of the Company or a subsidiary of such other body.

124	Defence expenditure

124.1	So far as may be permitted by the Legislation, the Company may:

124.1.1	provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by him:

(i)

in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company; or

(ii)	in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and

124.1.2	do anything to enable any such Relevant Officer to avoid incurring such expenditure.

125	Approved Depositaries

125.1

An Approved Depositary shall maintain a register or system(s) (the “Proxy Register”) in which shall be recorded the aggregate number of ordinary shares which for the time being are registered in the name of the Approved Depositary or its Nominee (the “Depositary Shares”) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 125.2 below and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his “Appointed Number”). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

125.2

Without prejudice to the right of an Approved Depositary or its Nominee to exercise any rights conferred in these Articles, an Approved Depositary or its Nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an “Appointed Proxy”) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

125.3

Subject to the provisions of the Legislation and subject to the provisions of these Articles, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

125.3.1

shall upon production to the Company at a General Meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights (including, without limitation, those rights contained in Articles 54.1 and 61), and subject to the same restrictions, in relation to his Appointed Number as though the ordinary shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its Nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its Nominee) in accordance with Articles 59 and 60; and

125.3.2

shall himself be entitled, by an instrument of proxy duly signed by him pursuant to Article 59.1 and deposited with the Company in accordance with Article 60.1, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these Articles shall apply (mutatis mutandis) in relation to such an appointment as though the ordinary shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 59 and 60.

125.4	The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all notices and other documents which are sent to the holders of ordinary shares.

125.5

The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the ordinary shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its Nominee in respect of the ordinary shares concerned.

125.6

125.6.1	For the purposes of determining which persons are entitled as Appointed Proxies:

(i)	to exercise the rights conferred by Article 125.3;

(ii)	to receive documents sent pursuant to Article 125.4; and

(iii)	to be paid dividends pursuant to Article 125.5,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (a “Record Date”) determined by the Approved Depositary in consultation with the Company.

125.6.2	When a Record Date is determined for a particular purpose:

(i)

the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Record Date; and

(ii)	changes to entries in the Proxy Register after the close of business on the Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

125.7

Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in shares upon any trust and, subject to the recognition of the rights conferred in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article 125.3.2, the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the ordinary shares in respect of which the Appointed Proxy has been appointed.

125.8

If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a General Meeting be determined by the chair of the meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.

Exclusive Jurisdiction

126	Exclusive jurisdiction

126.1

Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the Company by ordinary resolution consents to the selection of an alternative forum, the courts of England and Wales shall be the exclusive forum for the resolution of:

126.1.1	any derivative action or proceeding brought on behalf of the Company;

126.1.2	any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to the Company;

126.1.3	any action or proceeding asserting a claim arising out of any provision of the Companies Acts or these Articles; or

126.1.4	any action of proceeding asserting a claim or otherwise related to the affairs of the Company.

126.2

Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the United States District Court for the Northern District of California shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

126.3	Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and to have consented to the provisions of this Article 126.

		Page
Preliminary		2

1	Default Articles not to apply	2
2	Interpretation	2
3	Liability of members	7

Shares		7

4	Shares and special rights	7
5	Directors’ powers to allot securities and to sell treasury shares	7
6	Commissions on issue of shares	8
7	Reduction of capital	8
8	Fractions arising on consolidation or subdivision	9
9	Capitalisation of profits and reserves	9
10	Only absolute interests recognised	10

Share Certificates		10

11	Issue of share certificates	10
12	Form of share certificate	10
13	Replacement of share certificates	11
14	Consolidated and balance share certificates	11

Shares not held in Certificated Form		12

15	Uncertificated shares	12

Calls on Shares		13

16	Sums due on shares	13
17	Power to differentiate between holders	13
18	Calls	13
19	Liability for calls	14
20	Interest on overdue amounts	14
21	Payment of calls in advance	14

Forfeiture and Lien		14

22	Notice on failure to pay a call	14
23	Forfeiture for non-compliance	15
24	Disposal of forfeited shares	15
25	Holder to remain liable despite forfeiture	15
26	Lien on partly-paid shares	16
27	Sale of shares subject to lien	16
28	Evidence of forfeiture	17

Variation of Rights		17

29	Manner of variation of rights	17
30	Matters not constituting variation of rights	18

(continued)

		Page
Transfer of Shares		18

31	Form of transfer	18
32	Right to refuse registration	18
33	No fee on registration	19
34	Branch register	19

Transmission of Shares		19

35	Persons entitled to shares on death	19
36	Election by persons entitled by transmission	20
37	Rights of persons entitled by transmission	20
38	Prior notices binding	20

Untraced Shareholders		21

39	Untraced shareholders	21

General Meetings		22

40	Annual General Meetings	22
41	Convening of General Meetings	22
42	Attendance and Participation by Electronic Facilities	22

Notice of General Meetings		22

43	Notice of General Meetings	22

Proceedings at General Meetings		23

44	Chair	23
45	Requirement for Quorum	23
46	Adjournment	23
47	Notice of adjourned meeting	24
48	Amendments to resolutions	24
49	Security arrangements and orderly conduct	25
50	Satellite meeting places	25

Polls		26

51	Method of voting	26
52	Procedure on a poll	26
53	Timing of poll	26

Votes of Members		26

54	Votes attaching to shares	26
55	Votes of joint holders	27
56	Validity and result of vote	27

(continued)

		Page
Proxies and Corporate Representatives		27

57	Appointment of proxies	27
58	Multiple Proxies	27
59	Form of proxy	27
60	Receipt of proxy	28
61	Rights of proxy	29
62	Termination of proxy’s authority	29
63	Corporations acting by representatives	29

Default Shares		29

64	Restriction on voting in particular circumstances	29

Directors		31

65	Number of Directors	31
66	Share qualification	31
67	Directors’ fees	31
68	Other remuneration of Directors	31
69	Directors’ expenses	32
70	Pensions and other benefits	32
71	Appointment of executive Directors	32
72	Powers of executive Directors	33

Appointment and Retirement of Directors		33

73	Election or appointment of additional Directors	33
74	Retirement at Annual General Meetings	33
75	Re-election of retiring Director	33
76	Termination of office	34
77	Removal of Director by resolution of Company	34

Meetings and Proceedings of Directors		34

78	Convening of meetings of Directors	34
79	Quorum	35
80	Chair	35
81	No casting vote	35
82	Number of Directors below minimum	36
83	Directors’ written resolutions	36
84	Validity of proceedings	36

Directors’ Interests		36

85	Authorisation of Directors’ interests	36
86	Permitted Interests	37

(continued)

		Page
87	Restrictions on quorum and voting	38
88	Confidential information	40
89	Directors’ interests—general	40

Powers of Directors		41

90	General powers	41
91	Provision for employees on cessation or transfer of business	41
92	Bank mandates	41
93	Borrowing powers	41

Delegation of Powers		41

94	Appointment and constitution of committees	41
95	Local boards and managers	42
96	Appointment of attorney	42

Alternate Directors		42

97	Alternate Directors	42

Secretary		43

98	Secretary	43

The Seal		44

99	The Seal	44

Authentication of Documents		44

100	Authentication of documents	44

Dividends		45

101	Declaration of final dividends	45
102	Fixed and interim dividends	45
103	Distribution in specie	45
104	Ranking of shares for dividend	46
105	Manner of payment of dividends	46
106	Record date for dividends	47
107	No interest on dividends	47
108	Retention of dividends	47
109	Unclaimed dividend	47
110	Waiver of dividend	48

Scrip Dividends		48

111	Scrip dividends	48
Accounts		50

112	Accounting records	50

(continued)

		Page
Communications with Members		50

113	Service of notices	50
114	Communication with joint holders	51
115	Deceased and bankrupt members	51
116	Failure to supply address	52
117	Suspension of postal services	52
118	Signature or authentication of documents sent by electronic means	52
119	Statutory provisions as to notices	52

Winding Up		53

120	Directors’ power to petition	53

Destruction of Documents		53

121	Destruction of documents	53

Directors’ Liabilities		54

122	Indemnity	54
123	Insurance	54
124	Defence expenditure	55
125	Approved Depositaries	55

Exclusive Jurisdiction		57

126	Exclusive jurisdiction	57